EXHIBIT 10.1

EXECUTION VERSION

FIRST AMENDMENT TO AMENDED AND RESTATED CREDIT AGREEMENT

FIRST AMENDMENT dated as of December 15, 2011 (this “Amendment”), in respect of the Amended and Restated Credit Agreement dated as of February 1, 2011 (the “Credit Agreement”), among SPECTRUM BRANDS, INC., a Delaware corporation (the “Borrower”), SB/RH HOLDINGS, LLC (“Holdings”), the Lenders party thereto and CREDIT SUISSE AG, as Administrative Agent (the “Administrative Agent”).

The parties hereto desire to amend the Credit Agreement as set forth herein.

NOW, THEREFORE, the parties hereto agree as follows:

SECTION 1.  Defined Terms; References.  Unless otherwise specifically defined herein, each term used herein which is defined in the Credit Agreement has the meaning assigned to such term in the Credit Agreement. Each reference to “hereof”, “hereunder”, “herein” and “hereby” and each other similar reference and each reference to “this Agreement” and each other similar reference contained in the Credit Agreement shall, after the First Amendment Effective Date (as defined below), refer to the Credit Agreement as amended hereby.  This Amendment is a Loan Document.

SECTION 2. Amendments to Credit Agreement.  The Credit Agreement is hereby amended as follows:

(a)        The following definitions are added to Section 1.01 of the Credit Agreement (in appropriate alphabetical order):

“Available ECF Amount” shall mean, at any date, the Cumulative Retained Excess Cash Flow Amount minus (a) any amounts thereof used to make investments pursuant to Section 6.04(m)(y) after the First Amendment Effective Date and on or prior to such date, minus (b) the aggregate amount of Restricted Payments thereof made after the First Amendment Effective Date and on or prior to such date pursuant to Section 6.06(a)(vii), minus (c) the aggregate amount of payments thereof made after the First Amendment Effective Date and on or prior to such date pursuant to Section 6.09(b)(i)(A)(2), minus (d) any amounts thereof used to make Capital Expenditures pursuant to Section 6.10(a)(ii) after the First Amendment Effective Date and on or prior to such date.

“Cumulative Retained Excess Cash Flow Amount” shall mean, at any date, an amount, not less than zero, determined on a cumulative basis equal to the amount of Excess Cash Flow for all fiscal years of the Borrower starting with the fiscal year ended September 30, 2011 that was not (and, in the case of any fiscal year of the Borrower where the respective required date of prepayment has not yet occurred pursuant to Section 2.13(b), will not on such date of required prepayment be) required to be applied in accordance with Section 2.13(b) (which Section 2.13(b) shall, for purposes of this definition, be construed without giving effect to any deduction pursuant to clause (y) of such Section 2.13(b)).

“Total Secured Leverage Ratio” shall mean, on any date, the ratio of (a) an amount equal to Total Debt that is secured by a Lien on any asset of the Borrower or any of its Subsidiaries on such date to (b) Consolidated EBITDA for the period of four consecutive fiscal quarters most recently ended on or prior to such date.

(b)        Clause (b)(iv) of the definition of “Excess Cash Flow” in Section 1.01 of the Credit Agreement is amended and restated to read in its entirety as follows:

permanent repayments of Indebtedness (other than (A) mandatory prepayments of Loans under Section 2.13, (B) repayments of Senior Secured Notes and (C) voluntary prepayments of Loans under Section 2.12) made in cash by the Borrower and the Subsidiaries during such fiscal year, but only to the extent that the Indebtedness so prepaid by its terms cannot be reborrowed or redrawn and such prepayments do not occur in connection with a refinancing of all or any portion of such Indebtedness and

(c)        The amount “$100,000,000” in clause (a) of the definition of “Incremental Term Loan Amount” in Section 1.01 of the Credit Agreement is replaced with the amount “$250,000,000”.

(d)        Section 2.22(a) of the Credit Agreement is amended by replacing the words “Incremental Loan Amount” contained in the third line thereof with the words “Incremental Term Loan Amount”.

(e)        Clause (iii) of Section 2.22(c) of the Credit Agreement is amended and restated to read in its entirety as follows:

the Borrower would be in compliance with the covenants set forth in Sections 6.11 and 6.12 (which, with respect to the applicable maximum Leverage Ratio set forth in Section 6.12 and for this purpose only, shall be deemed reduced by 0.25) as of the most recently completed period of four consecutive fiscal quarters ending prior to the date of such effectiveness for which the financial statements and certificates required by Section 5.04(a) or 5.04(b), as the case may be, and 5.04(c) have been delivered or for which comparable financial statements have been filed with the SEC, after giving pro forma effect to the borrowing of such Incremental Term Loans and to any other event occurring after such period as to which pro forma recalculation is appropriate as if such Incremental Term Loans had been made as of the first day of such period.

(f)      Section 6.01(e) of the Credit Agreement is amended and restated to read in its entirety as follows:

intercompany Indebtedness of the Borrower and the Subsidiaries to the extent permitted by Section 6.04(c) (which Indebtedness, if owed by any Loan Party, shall be subordinated to the Obligations pursuant to an Affiliate Subordination Agreement);

(g)        The amount “$40,000,000” in clause (ii) of the proviso in Section 6.01(f) of the Credit Agreement is replaced with the amount “$75,000,000”.

(h)        The amount “$40,000,000” in Section 6.01(g) of the Credit Agreement is replaced with the amount “$75,000,000”.

(i)      The amount “$75,000,000” in Section 6.01(i) of the Credit Agreement is replaced with the amount “$100,000,000”.

(j)      Section 6.01(u) of the Credit Agreement is amended by deleting the word “and” at the end thereof.

(k)        Section 6.01(v) of the Credit Agreement is amended and restated to read in its entirety as follows:

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other Indebtedness of the Borrower or the Subsidiaries in an aggregate principal amount not exceeding $75,000,000 at any time outstanding; and

(l)      The following new Section 6.01(w) of the Credit Agreement is added to the Credit Agreement:

other unsecured Indebtedness of the Borrower or the Subsidiaries; provided that (i) no Default or Event of Default shall have occurred and be continuing at the time of and after giving effect to the incurrence of such additional Indebtedness and (ii) after giving effect to the incurrence of such additional Indebtedness, the Borrower would be in compliance with the covenants set forth in Sections 6.11 and 6.12 as of the most recently completed period of four consecutive fiscal quarters ending prior to the date of such incurrence of additional Indebtedness for which the financial statements and certificates required by Section 5.04(a) or 5.04(b), as the case may be, and 5.04(c) have been delivered or for which comparable financial statements have been filed with the SEC, after giving pro forma effect to the borrowing of such additional Indebtedness and to any other event occurring after such period as to which pro forma recalculation is appropriate as if such additional Indebtedness had been made as of the first day of such period.

(m)        The amount “$50,000,000” in Section 6.02(u) of the Credit Agreement is replaced with the amount “$75,000,000”.

(n)        Clause (i) of the proviso in Section 6.04(c) of the Credit Agreement is amended and restated to read in its entirety as follows:

any such loans and advances shall (A) be unsecured and (B) if such loans and advances are owed by any Loan Party, within 45 days after the Closing Date, be subordinated to the Obligations pursuant to an Affiliate Subordination Agreement and

(o)        Section 6.04(m) of the Credit Agreement is amended and restated to read in its entirety as follows:

in addition to investments permitted by paragraphs (a) through (l) above, additional investments, loans and advances by the Borrower and the Subsidiaries so long as the aggregate amount invested, loaned or advanced pursuant to this paragraph (m) (determined without regard to any write-downs or write-offs of such investments, loans and advances) does not exceed (x) the greater of (i) $30,000,000 or (ii) 4.0% of Consolidated Net Tangible Assets at the time of the last such investment in the aggregate plus (y) the portion, if any, of the Available ECF Amount on the date of such election that the Borrower elects to apply to this subsection (y), such election to be specified in a written notice of a Responsible Officer of the Borrower calculating in reasonable detail the amount of Available ECF Amount immediately prior to such election and the amount thereof elected to be so applied; provided, that no Event of Default shall have occurred and be continuing or would result from the making of any such investment pursuant to this subsection (y).

(p)        Clause (v) of Section 6.06(a) of the Credit Agreement is amended by deleting the word “and” at the end thereof.

(q)        Clause (vi) of Section 6.06(a) of the Credit Agreement is amended by adding the word “and” at the end thereof.

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(r)        The following new clause (vii) of Section 6.06(a) of the Credit Agreement is added to the Credit Agreement:

the Borrower may make other Restricted Payments to Holdings (and Holdings may in turn make such Restricted Payments to Super Holdco) in an amount equal to the portion, if any, of the Available ECF Amount on such date that the Borrower elects to apply to this paragraph, such election to be specified in a written notice of a Responsible Officer of the Borrower calculating in reasonable detail the amount of Available ECF Amount immediately prior to such election and the amount thereof elected to be so applied; provided, that (A) no Default or Event of Default has occurred and is continuing or would result therefrom and (B) the Total Secured Leverage Ratio at the time of the making of the applicable Restricted Payment, calculated on a pro forma basis, would be no greater than 3.25 to 1.00 as of the most recently completed period of four consecutive fiscal quarters ending prior to such Restricted Payment for which the financial statements and certificates required by Section 5.04(a) or 5.04(b), as the case may be, and Section 5.04(d) have been delivered or for which comparable financial statements have been filed with the SEC, after giving pro forma effect to such Restricted Payment and to any other event occurring after such period as to which pro forma recalculation is appropriate as if such Restricted Payment had occurred as of the first day of such period.

(s)      Clause (A) of Section 6.09(b)(i) of the Credit Agreement is amended and restated to read in its entirety as follows:

any subordinated Indebtedness, other than in connection with (1) distributions, payments, commitments to pay, redemptions, repurchases, retirements and acquisitions for consideration, the aggregate amount of which, when combined with the aggregate amount of Restricted Payments made pursuant to Section 6.06(a)(vi), do not exceed $40,000,000 in any fiscal year, (2) distributions, payments, commitments to pay, redemptions, repurchases, retirements and acquisitions for consideration in an amount equal to the portion, if any, of the Available ECF Amount on such date that the Borrower elects to apply to this clause 6.09(b)(i)(A)(2), such election to be specified in a written notice of a Responsible Officer of the Borrower calculating in reasonable detail the amount of Available ECF Amount immediately prior to such election and the amount thereof elected to be so applied, (3) any Permitted Refinancing thereof and (4) any Permitted Specified Refinancing of the Subordinated Notes; provided that (x) in each case, at the time of such transaction after giving effect thereto, no Default or Event of Default shall have occurred and be continuing; (y) solely for the purposes of the foregoing clause (4), if and only if the Leverage Ratio would be no greater than 4.00 to 1.00 and the Secured Leverage Ratio would be no greater than 3.50 to 1.00, in each case, as of the most recently completed period of four consecutive fiscal quarters ending prior to such transaction for which the financial statements and certificates required by Section 5.04(a) or 5.04(b), as the case may be, and Section 5.04(d) have been delivered or for which comparable financial statements have been filed with the SEC, after giving pro forma effect to such transaction and to any other event occurring after such period as to which pro forma recalculation is appropriate as if such transaction had occurred as of the first day of such period; and

(t)      The second paragraph of Section 6.10 of the Credit Agreement is amended and restated to read in its entirety as follows:

The amount of permitted Capital Expenditures set forth above in respect of any fiscal year commencing with the fiscal year ending on September 30, 2011, shall be increased (but not decreased) by (a)(i) the amount of unused permitted Capital Expenditures for the immediately

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preceding fiscal year plus (ii) the portion, if any, of the Available ECF Amount on such date that the Borrower elects to apply to this paragraph , such election to be specified in a written notice of a Responsible Officer of the Borrower calculating in reasonable detail the amount of Available ECF Amount immediately prior to such election and the amount thereof elected to be so applied less (b) an amount equal to unused Capital Expenditures carried forward to such preceding fiscal year.

(u)        Exhibit K (Form of Compliance Certificate) of the Credit Agreement is amended and restated to read in its entirety as set forth in Exhibit K attached hereto.

SECTION 3.  Ratification and Reaffirmation.  The Borrower hereby ratifies and reaffirms the Obligations, the Credit Agreement, each of the other Loan Documents to which it is a party and all of the covenants, duties, indebtedness and liabilities under the Credit Agreement and the other Loan Documents to which it is a party.

SECTION 4.  Representations of Borrower.  The Borrower hereby represents and warrants that, immediately prior to and immediately after giving effect to this Amendment:

(a)        the representations and warranties set forth in Article 3 of the Credit Agreement and in each other Loan Document shall be true and correct in all material respects on and as of the First Amendment Effective Date with the same effect as though made on and as of such date, except to the extent such representations and warranties expressly relate to an earlier date; and

(b)        no Default or Event of Default shall have occurred and be continuing.

SECTION 5.  Governing Law.  THIS AMENDMENT SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK.

SECTION 6.  Counterparts.  This Amendment may be executed in counterparts (and by different parties hereto on different counterparts), each of which shall constitute an original but all of which when taken together shall constitute a single contract.  Delivery of an executed signature page to this Amendment by facsimile transmission shall be as effective as delivery of a manually signed counterpart of this Amendment.

SECTION 7.  Effectiveness.  This Amendment shall become effective on the date (the “First Amendment Effective Date”) when the Administrative Agent shall have received:

(a)        from the Borrower, Holdings, the Administrative Agent and the Required Lenders either (i) a counterpart of this Amendment signed on behalf of such party or (ii) written evidence satisfactory to the Administrative Agent (which may include telecopy or electronic transmission of a signed signature page of this Amendment) that such party has signed a counterpart of this Amendment;

(b)        a certificate as to the good standing of the Borrower as of a recent date from the Secretary of State of the State of Delaware;

(c)        all fees and expenses due and payable on or prior to the First Amendment Effective Date under the Credit Agreement or any other Loan Document, including, to the extent invoiced, reimbursement or payment of all out-of-pocket expenses required to be reimbursed or paid by the Borrower under the Credit Agreement or any other Loan Document; and

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(d)        an amendment fee for the account of each Lender that executes and delivers a counterpart signature page to this Amendment at or prior to 5:00 p.m., New York City time, on December 14, 2011 (or such later time as the Borrower shall agree, in its sole discretion), in an amount equal to 0.125% of the principal amount of the Term Loan held by such Lender.

[SIGNATURE PAGES FOLLOW]

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IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be duly executed by their respective authorized officers as of the day and year first above written.

SPECTRUM BRANDS, INC.

By	/s/ Anthony L. Genito
Name: Anthony L. Genito
Title: Executive Vice President, Chief Financial Officer and Chief Accounting Officer

SB/RH HOLDINGS, LLC

By	/s/ Nathan E. Fagre
Name: Nathan E. Fagre
Title: Vice President, Secretary and General Counsel

CREDIT SUISSE AG, CAYMAN ISLANDS BRANCH, as Administrative Agent

By	/s/ Doreen Barr
Name: Doreen Barr
Title: Director

By	/s/ Vipul Dhadda
Name: Vipul Dhadda
Title: Associate

[SIGNATURE PAGE TO FIRST AMENDMENT]

EXHIBIT K
TO FIRST AMENDMENT

EXHIBIT K
FORM OF COMPLIANCE CERTIFICATE OF FINANCIAL OFFICER

Reference is hereby made to the AMENDED AND RESTATED CREDIT AGREEMENT dated as of February 1, 2011 (as amended by the First Amendment dated as of December 15, 2011 and as further amended from time to time, the “Credit Agreement”), among SPECTRUM BRANDS, INC., a Delaware corporation (the “Borrower”), SB/RH HOLDINGS, LLC, a Delaware limited liability company (“Holdings”), the lenders party thereto and CREDIT SUISSE AG, as Administrative Agent (the “Administrative Agent”).  Terms used herein without definition shall have the meanings assigned to such terms in the Credit Agreement.

Pursuant to Section 5.04(c) of the Credit Agreement, the undersigned, in his/her capacity as a Financial Officer of the Borrower and not in any individual capacity, certifies as follows:

1.           I have reviewed the financial statements of the Borrower and its consolidated Subsidiaries dated as of ______________ and for the _____________ period[s] then ended and such statements fairly present in all material respects the financial condition of the Borrower and its consolidated Subsidiaries as of the dates indicated and the results of their operations and cash flows for the period[s] indicated.

2.           I have reviewed the terms of the Credit Agreement and the related Loan Documents and have made, or caused to be made under my supervision, a review in reasonable detail of the transactions and the condition of the Borrower and the Subsidiaries during the accounting period covered by the financial statements referred to in Paragraph 1 above. Such review has not disclosed the existence during or at the end of such accounting period of any condition or event that constitutes a Default or an Event of Default, nor do I have any knowledge of the existence of any such condition or event as at the date of this Certificate [except, if such condition or event existed or exists, describe the nature and period of existence thereof and what action has been taken, is being taken and is proposed to be taken with respect thereto].

3.           The financial covenant analyses and information set forth on Schedule I attached hereto are true and accurate on and as of the date of this Certificate.

[4.           The calculation of Excess Cash Flow for the accounting period covered by the financial statements referred to in paragraph 1 is set forth on

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Schedule I attached hereto is true and accurate on and as of the date of this Certificate.]

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IN WITNESS WHEREOF, the Borrower has caused this Certificate to be executed by one of its Financial Officers effective as of the date first set forth above.

SPECTRUM BRANDS, INC.

Name:
Title:

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For the Quarter/Year ended ___________________, ____(“Statement Date”)

SCHEDULE I

to the Compliance Certificate1

($ in 000’s)

I.	Section 6.11 – Interest Coverage Ratio.

	A.	Consolidated EBITDA for the four fiscal quarter period (“Measurement Period”) ending on above date (“Subject Period”):

		1.	Consolidated Net Income for Subject Period (see item B below):	$______

Plus the following items 2 through 8 without duplication and to the extent deducted in determining such Consolidated Net Income

		2.	Consolidated Interest Expense for Subject Period:	$______

		3.	Consolidated income tax expense for Subject Period:	$______

		4.	Amounts attributable to depreciation and amortization for Subject Period:	$______

		5.	Non-cash charges (other than the write-down of current assets) for Subject Period:	$______

6.
Non-recurring losses or expenses (including severance and relocation costs, restructuring charges, integration costs or reserves), including such items related to, proposed and completed Permitted Acquisitions and Asset Sales and to closure/consolidation of facilities, in an aggregate amount not to exceed $30,000,000 for Subject Period:
$______

		7.	Restructuring charges related to the Transactions incurred prior to or within 36 months of the Closing Date, in an aggregate amount not to exceed $30,000,000 for Subject Period:	$______

__________________

1           In the event of any inconsistency between this Exhibit and the Credit Agreement itself, the terms of the Credit Agreement shall govern and control.

	8.	Transaction Expenses for Subject Period:	$______

Minus, the following items 9 and 10 without duplication:

9.
Cash payments made during Subject Period on account of reserves, restructuring charges and other non-cash charges added to Consolidated Net Income pursuant to item 5 above in a previous period (unless such cash payments would have been permitted to be added to Consolidated Net Income pursuant to items 6 or 7 in such period):
$______

	10.	To the extent included in determining such Consolidated Net Income, any extraordinary gains and all non-cash items of income for Subject Period, on a consolidated basis in accordance with GAAP:	$______

	11.	Consolidated EBITDA2 (Lines I.A.1 + 2 + 3 + 4 + 5 + 6 + 7 + 8 – 9 – 10):	$______

B.	Consolidated Interest Expense3 for Subject Period:		$______

C.	Consolidated Interest Coverage Ratio (Line I.A.11 ÷ Line I.B):		____ to 1

	Minimum required:		____ to 1

__________________________

2           For purposes of determining the Interest Coverage Ratio and the Leverage Ratio, as of or for the periods ended on September 30, 2010 and January 2, 2011, Consolidated EBITDA will be deemed to be equal to (i) for the fiscal quarter ended January 3, 2010, $117,400,000 and (ii) for the fiscal quarter ended April 4, 2010, $90,600,000.  For purposes of calculating the Leverage Ratio in connection with determining compliance with Section 6.12 of the Credit Agreement, (A) the Consolidated EBITDA of any Acquired Entity acquired by the Borrower or any Subsidiary pursuant to a Permitted Acquisition during any Subject Period shall be included on a pro forma basis for such Subject Period (assuming the consummation of such acquisition and the incurrence or assumption of any Indebtedness in connection therewith occurred as of the first day of such Subject Period) and (B) the Consolidated EBITDA attributable to any Asset Sale by the Borrower or any Subsidiary during such Subject Period shall be excluded for such Subject Period (assuming the consummation of such sale or other disposition and the repayment of any Indebtedness in connection therewith occurred as of the first day of such Subject Period).

3           For purposes of calculating Consolidated Interest Expense, interest expense shall be determined after giving effect to any net payments made or received by the Borrower or any Subsidiary with respect to interest rate Hedging Agreements.  Note that Consolidated Interest Expense is net of interest income.  For purposes of determining the Interest Coverage Ratio for the periods ended September 30, 2010, January 2, 2011 and April 3, 2011, Consolidated Interest Expense shall be deemed to be equal to (i) the Consolidated Interest Expense for the fiscal quarter ended September 30, 2010, multiplied by 4, (ii) the Consolidated Interest Expense for the two consecutive fiscal quarters ended January 2, 2011, multiplied by 2 and (iii) the Consolidated Interest Expense for the three consecutive fiscal quarters ended April 3, 2011, multiplied by 4/3, respectively.

Four Fiscal Quarters Ending	Minimum Interest Coverage Ratio
September 30, 2010 – June 30, 2011	2.000:1
September 30, 2011 – June 30, 2012	2.125:1
September 30, 2012 – June 30, 2013	2.250:1
September 30, 2013 – June 30, 2014	2.375:1
September 30, 2014 – June 30, 2015	2.500:1
September 30, 2015 – June 30, 2016	2.750:1
September 30, 2016 and thereafter	3.000:1

II.	Section 6.12 – Maximum Leverage Ratio.

	A.	Net Debt

		1(a).	Total Debt at Statement Date	$______

		1(b).	$50,000,000	$______

		1(c).	Line A.1(a) – Line A.1(b)	$______

		2(a).	Total Debt at Statement Date	$______

		2(b).	The aggregate amount of unrestricted cash and Permitted Investments included in the consolidated balance sheet of the Borrower and its Subsidiaries as of Statement Date:	$______

		2(c).	Line A.2(a) – Line A.2(b)	$______

	B.		Insert the lesser amount of Line A.1(c) and Line A.2(c)	$______

	C	Consolidated EBITDA for Subject Period (Line I.A.11 above):		$______

	D.	Leverage Ratio (Line II.B÷ Line C):		____ to 1

		Maximum permitted:		____ to 1

Four Fiscal Quarters Ending	Maximum Leverage Ratio
September 30, 2010 – March 31, 2011	5.250:1
June 30, 2011	5.125:1
September 30, 2011 – June 30, 2012	5.000:1
September 30, 2012 – June 30, 2013	4.500:1
September 30, 2013 – June 30, 2014	4.000:1
September 30, 2014 – June 30, 2015	3.500:1
September 30, 2015 – June 30, 2016	3.250:1
September 30, 2016 – June 30, 2017	3.000:1
September 30, 2017 and thereafter	2.750:1

III.	Section 6.10 – Capital Expenditures.

	A.	For fiscal year 2010 (from October 1, 2010 to September 30, 2011)

		1.	Capital Expenditures made during fiscal year 2010 to Statement Date	$______

		2.	Maximum permitted Capital Expenditures ($55,000,000)	$55,000,0004

		Excess (deficiency) for coverage compliance (Line A.2 – Line A.1)		$______

	B.	For fiscal year 2011 and thereafter

		1.	Capital Expenditures made during the applicable fiscal year (“FY”) to Statement Date	$______

		2.	Unused permitted capital Expenditures for the immediately preceding fiscal year (“FY-1”)	$______

		3.	(In the case of fiscal year 2012 and thereafter) unused permitted Capital Expenditures in FY-2 (e.g., fiscal year 2010 in the case of fiscal year 2012) that was carried forward to FY-15	$______

		4.	Maximum permitted Capital Expenditure:

			(a) $55,000,000 + Line B.2 – Line B.3	$______

			(b) $55,000,000	$55,000,0006

(c) Insert the greater amount of Line B.4(a) and Line B.4(b)	$______

Excess (deficiency) for coverage compliance (Line B.4(c) – Line B.1)	$______

______________________________

4  If applicable, to be increased by the portion of the Available ECF Amount that the Borrower elected to apply to Capital Expenditures in accordance with Section 6.10 of the Credit Agreement.

5 See Line III.B.2 from prior year’s certificate.

6 If applicable, to be increased by the portion of the Available ECF Amount that the Borrower elected to apply to Capital Expenditures in accordance with Section 6.10 of the Credit Agreement.

[IV.	Excess Cash Flow.

	A.	Consolidated EBITDA for Subject Period (Line I.A.11 above):		$______

	B.	Minus the sum of the following items 1 through 5		$______

		1.	The amount of any Taxes payable in cash by the Borrower and the Subsidiaries with respect to such Subject Period:	$______

		2.	Consolidated Interest Expense for such Subject Period paid in cash:	$______

3.
Capital Expenditures and Permitted Acquisitions made in cash in accordance with Section 6.10 or Section 6.05 during such Subject Period and costs and expenses incurred in connection with actual or proposed Permitted Acquisitions made during such Subject Period, except, in each case, to the extent financed with the proceeds of Indebtedness, equity issuances, casualty proceeds, condemnation proceeds or other proceeds that would not be included in Consolidated EBITDA:
$______

4.
Permanent repayments of Indebtedness (other than (A) mandatory prepayments of Loans under Section 2.13, (B) repayments of Senior Secured Notes and (C) voluntary prepayments of Loans under Section 2.12) made in cash by the Borrower and the Subsidiaries during such Subject Period, but only to the extent that the Indebtedness so prepaid by its terms cannot be reborrowed or redrawn and such prepayments do not occur in connection with a refinancing of all or any portion of such Indebtedness:
$______

		5.	Amounts added back to determine Consolidated EBITDA pursuant to lines I.A.6 and 7:	$______

		6.	Sum of items 1 through 5 (Line IV.B.1 + 2 + 3 + 4 + 5)	$______

	C.	Excess Cash Flow (Line IV.A - Line IV.B.6):		$______]7

_____________________________

7 To be included only in connection with annual financial statements.